UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

NOBLE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36211	98-1575532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 281 276-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Noble Corporation (“Noble”) on April 16, 2021 (the “Initial Form 8-K”), on April 15, 2021, Noble completed its previously announced merger (the “Merger”) with Pacific Drilling Company, LLC (“Pacific Drilling”). In connection with the Merger, and pursuant to the terms and conditions set forth in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 25, 2021, by and among Noble, Duke Merger Sub, LLC, a wholly owned subsidiary of Noble, and Pacific Drilling, (a) each membership interest in Pacific Drilling was converted into the right to receive 6.366 Noble ordinary shares (the “Noble Shares”) and (b) each of Pacific Drilling’s warrants outstanding immediately prior to the effective time of the Merger was converted into the right to receive 1.553 Noble Shares.

This Amendment No. 1 to the Initial Form 8-K amends the Initial Form 8-K to include the financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b). Except as provided herein, the disclosures made in the Initial Form 8-K remain unchanged.

Item 8.01	Other Events.

Risk Factor Update

The following risk factor is provided to supplement the risk factors of Noble previously disclosed under the heading “Risks Related to Our Business and Operations” in Noble’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

We may experience risks associated with future mergers, acquisitions or dispositions of businesses or assets or other strategic transactions.

As part of our business strategy, we may pursue mergers, acquisitions or dispositions of businesses or assets or other strategic transactions that we believe will enable us to strengthen or broaden our business. We may be unable to implement this element of our strategy if we cannot identify suitable companies, businesses or assets, reach agreement on potential strategic transactions on acceptable terms, manage the impacts of such transactions on our business or for other reasons. Moreover, mergers, acquisitions, dispositions and other strategic transactions involve various risks, including, among other things, (i) difficulties relating to integrating or disposing of a business and unanticipated changes in customer and other third-party relationships subsequent thereto, (ii) diversion of management’s attention from day-to-day operations, (iii) failure to realize the anticipated benefits of such transactions, such as cost savings and revenue enhancements, (iv) potentially substantial transaction costs associated with such transactions and (v) potential impairment resulting from the overpayment for an acquisition.

Future mergers or acquisitions may require us to obtain additional equity or debt financing, which may not be available on attractive terms. Moreover, to the extent a transaction financed by non-equity consideration results in goodwill, it will reduce our tangible net worth, which might have an adverse effect on credit availability.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated balance sheet and related consolidated statement of equity of Pacific Drilling Company LLC and subsidiaries (Successor) as of December 31, 2020, the related consolidated statements of operations, equity and cash flows of Pacific Drilling S.A. and subsidiaries (Predecessor) for the year ended December 31, 2020, and the notes related thereto, together with the report thereon of KPMG LLP included in the audited consolidated financial statements, are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

The unaudited condensed consolidated balance sheet of Pacific Drilling Company LLC and subsidiaries as of March 31, 2021, the related condensed consolidated statements of operations, equity and cash flows for the three months ended March 31, 2021, and the notes related thereto are filed as Exhibit 99.2 hereto and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined statements of operations of Noble for the year ended December 31, 2020 and the three months ended March 31, 2021, the unaudited pro forma condensed combined balance sheet of Noble as of March 31, 2021, and the notes related thereto are filed as Exhibit 99.3 hereto and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

99.1	Audited consolidated balance sheet and related consolidated statement of equity of Pacific Drilling Company LLC and subsidiaries (Successor) as of December 31, 2020, the related consolidated statements of operations, equity and cash flows of Pacific Drilling S.A. and subsidiaries (Predecessor) for the year ended December 31, 2020, and the notes related thereto, together with the report thereon of KPMG LLP included in the audited consolidated financial statements.

99.2	Unaudited condensed consolidated balance sheet of Pacific Drilling Company LLC and subsidiaries as of March 31, 2021, the related condensed consolidated statements of operations, equity and cash flows for the three months ended March 31, 2021, and the notes related thereto.

99.3	Unaudited pro forma condensed combined statements of operations of Noble for the year ended December 31, 2020 and the three months ended March 31, 2021, the unaudited pro forma condensed combined balance sheet of Noble as of March 31, 2021, and the notes related thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION

	By:	/s/ William E. Turcotte
	Name:	William E. Turcotte
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: June 23, 2021